Exhibit 99.1

NioCorp Files NI-43-101 Technical Report on its 2019
Elk Creek Superalloy Materials Project Feasibility Study

CENTENNIAL, Colo. (May 29, 2019) – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB; OTCQX: NIOBF) is pleased to announce that it has filed a Technical Report (the “Report”) prepared in accordance with National Instrument 43-101 (“NI 43-101”) regarding its 2019 Feasibility Study (“2019 FS”) completed for the Company’s Elk Creek Superalloy Materials Project (the “Project”).

The 2019 FS shows that the Project is expected to deliver higher Net Present Value (“NPV”), stronger financial returns, accelerated cash flows, a longer mine life, higher production of all of NioCorp’s planned products in the first 10 years of operation, and a further reduction in execution risk and environmental impacts as compared to the previous project Feasibility Study, which was completed in 2017 (“2017 FS”).

Download the full Technical Report here.

The 596-page report supports the Company’s April 16, 2019 news release that provided results of the 2019 FS, and can be seen on SEDAR and on the Company’s website at http://www.niocorp.com.

Key Findings

Key findings of the Report, as compared to the previous 2017 FS, include the following: Stronger Financial Returns

-	Pre-tax NPV (8% discount rate) of $2.57 billion is 12.0% higher, and the Project’s pre-tax Internal Rate of Return (“IRR”) of 27.3% is 12.4% higher. After tax NPV of $2.1 billion represents an increase of 25.9%, and after-tax IRR of 25.8% is 18.9% higher.

-	Gross Life of Mine revenue of $20.8 billion is 16.2% higher.

Accelerated Cash Flows

-	Cumulative revenue of $2.9 billion over the first 5 years of operation is 17.0% higher, and cumulative 10-year revenue of $5.8 billion is 9.2% higher.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF) 7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

NioCorp Files Technical Report for its 2019 Elk Creek Project Feasibility Study	May 29, 2019	2

-	Cumulative operating cash flow[1] over the first 5 years of operation of $1.83 billion is higher by 23.6% and increases over the first 10 years of operation to $3.46 billion, a 12.9% increase.

-	Cumulative EBITDA[1] over the first 5 years of operation of $1.9 billion is 16.5% higher, and cumulative EBITDA[1] over 10 years of $3.8 billion is 6.4% higher.

Longer Mine Life

-	Mine life has increased from 32 years to 36 years. The after-tax payback period from the onset of production has been reduced to 2.86 years from 3.68 years, a reduction of 22.4%.

Further Reduction in Environmental Impacts

-	Environmental impacts and associated permitting risks are reduced further from the 2017 FS, including the utilization of artificial ground freezing technologies for mine shaft sinking, onsite water treatment that eliminates process water discharge, and the elimination of previous plans to discharge excess water into the Missouri River.

Increased tonnage in the Probable Mineral Reserve and Indicated Mineral Resources categories

- Probable Mineral Reserve tonnage is expanded by 14.7%.

-	Tonnage in the Indicated Mineral Resources category is higher by 101.5%.

-	Contained Niobium, Scandium and Titanium in the Indicated Mineral Resources category are higher by 63.9%, 67,4%, and 67.6%, respectively.

The Project mine design, 2019 FS, and an update to the Project’s Mineral Resource and Mineral Reserve were completed by the Nordmin Group of Companies, with technical inputs from other experts.

“A lot of painstaking work went into the 2019 Elk Creek Feasibility Study, and I am pleased to see this very detailed technical report filed as we complete this process,” said NioCorp Executive Chair and CEO Mark A. Smith. “The even-stronger financial performance demonstrated by this Feasibility Study strongly complements the increased environmental performance that we expect from this groundbreaking project. All of these advances further strengthen the attractiveness of this Project to long-term, strategic investors. They also underscore my view that this is the single most de-risked critical and strategic materials Project that I have seen in my more than 38 years in this business.”

1  See endnotes for discussion of the use of non-GAAP financial measures.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF) 7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

NioCorp Files Technical Report for its 2019 Elk Creek Project Feasibility Study	May 29, 2019	3

Technical Review

The technical information in this news release and in the referenced Report has been reviewed and approved by Mr. Chris Dougherty, P.Eng, Consulting Specialist and Chairman (Nordmin Group of Companies), Mr. Gregory Menard, P.Eng., CET, PMP, Senior Mechanical Engineer (Nordmin Engineering Ltd.), Mr. Glen Kuntz, P.Geo., Consulting Specialist - Geology/Mining  (Nordmin Engineering Ltd.), Mr. Joshua Sames, B.S., PE, Senior Consultant (SRK Consulting), and Mr. David Winters, PE, SE, MBA, Senior Consultant (TetraTech), each of whom is a “qualified person” under National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI-43-101”).

The Mineral Resource and Reserve Estimates were completed by Mr. Glen Kuntz, P. Geo, Consulting Specialist - Geology/Mining (Nordmin Engineering Ltd.) and Mr. Jean-Francois St-Onge, P.Eng, Associate Consulting Specialist - Mining and Vice President (Optimize Group Inc.).  Both are independent Qualified Persons in accordance with the requirements of National Instrument (NI) 43-101 and they have approved the disclosure herein.

All other technical information in this news release has been approved by the following Qualified Professionals: Mr. Adrian Brown, PE, Consultant (Adrian Brown Consultants); Mr. Joshua Sames, B.S., PE, Senior Consultant (SRK Consulting); Mr. John Tinucci, PhD, PE, Principal Geotechnical Engineer (SRK Consulting); Mr. Mark Willow, M.Sc, C.E.M., SME-RM, Principal Environmental Scientist (SRK Consulting); Mr. Chris Dougherty, P.Eng, Consulting Specialist and Chairman (Nordmin Group of Companies); Mr. Gregory Menard, P.Eng., CET, PMP, Senior Mechanical Engineer (Nordmin Engineering Ltd.); Mr. Eric Larochelle, B.Eng., President (Specialty Metals & Hydrometallurgy); Mr. David Winters, PE, SE, MBA, Senior Consultant  (TetraTech); Mr. Sylvain Harton, P.Eng., President (Metallurgy Concept Solutions); and Mr. Orest Romaniuk, P.Eng, Senior Engineer (Zachry Engineering Corporation).

The relevant qualified persons have reviewed and verified the data disclosed, including sampling, analytical and test data underlying the information contained in the disclosure.

End Notes

Non-GAAP Financial Measures: This news release includes certain forward-looking non-GAAP financial measures, including EBITDA. These non-GAAP financial measures are included in this news release because these statistics are key performance measures that management uses to monitor performance, to assess how the Company is performing, to plan and to assess the overall effectiveness and efficiency of operations. These performance measures do not have a standard meaning within GAAP and, therefore, amounts presented may not be comparable to similar data presented by other mining companies. These performance measures should not be considered in isolation as a substitute for measures of performance in accordance with GAAP. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF) 7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

NioCorp Files Technical Report for its 2019 Elk Creek Project Feasibility Study	May 29, 2019	4

SEC Standards Regarding Mineral Resources and Reserves. Estimates of mineralization and other technical information included or referenced in this news release have been prepared in accordance with NI 43-101. The definitions of proven and probable mineral reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. As a result, the reserves reported by the Company in accordance with NI 43-101 may not qualify as “reserves” under SEC standards. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Additionally, the disclosure of “contained pounds” in a resource is permitted disclosure under Canadian securities laws; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measurements. Accordingly, information contained or referenced in this news release containing descriptions of the Company’s mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of United States federal securities laws and the rules and regulations thereunder.

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@NioCorp $NB $NIOBF #Niobium #Scandium #ElkCreek #Nordmin

For More Information

Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska that will produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy (“HSLA”) steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF) 7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

NioCorp Files Technical Report for its 2019 Elk Creek Project Feasibility Study	May 29, 2019	5

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including statements regarding the results of the feasibility study, including, but not limited to, metal price and exchange rate assumptions, cash flow forecasts, projected capital and operating costs, metal or mineral recoveries, mine life and production rates; the Company’s potential plans and operating performance; the estimation of the tonnage, grades and content of deposits, and the extent of the resource and reserves estimates; potential production from and viability of the Project; the future ability to obtain permits and the nature of the permits required; estimates of future production and operating costs; improvements in environmental performance and the reduction in environmental impacts; estimates of permitting submissions and timing; the timing and receipt of necessary permits and project approvals for future operations; access to project funding, and exploration results. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include risks related to the Company’s ability to operate as a going concern; risks related to the Company’s requirement of significant additional capital; changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes in economic valuations of the Project, such as Net Present Value calculations, changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; and the risks involved in the exploration, development and mining business and the risks set forth in the Company’s filings with Canadian securities regulators at www.sedar.com and the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF) 7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP